Exhibit 10.5

FOR USE WITH U.S. BORROWERS WITH U.S. EQUIPMENT

DATE: JANUARY 27, 2021

EQUIPMENT FINANCE AND SECURITY AGREEMENT

1. DISCLOSURE STATEMENT

Lender	FOUNDRY DIGITAL LLC Address: 1100 Pittsford Victor Road, Pittsford, NY 14534 Attention: Mike Colyer Tel. No.: 585.432.0963 E-mail: mcolyer@foundrydigital.com

Borrower	COSMOS INFRASTRUCTURE LLC Address: 1299 Farnam Street Suite 300, Omaha, NE 68102, USA Attention: James Manning Tel. No.: +61 499 400 900 E-mail: james@cosmoscapital.io

Facility:	Equipment finance term facility

Total Amount to be Advanced by Lender in U.S. Dollars: (the “Loan”)	$ 1,056,000

Interest Rate	16.5 % per annum

Administration Fee (the “Administration Fee”)	$6,500.00 per advance of any portion of the Loan disbursed under this Agreement

Payment Structure

The Loan shall be repaid by way of blended payments of interest, principal, and other applicable fees (“Blended Payments”) to be paid in accordance with the payment schedule attached as Schedule “A” (the “Payment Schedule”) with the final payment due on July 29, 2022.

Notwithstanding the foregoing, an Administration Fee shall be paid by Borrower to Lender concurrently with the advance of any portion of the Loan disbursed under this Agreement.

Financed Property: (the “Property”)	The assets, property and undertakings described in Schedule “B” hereto, as such schedule may be amended, supplemented and / or replaced from time to time by the Lender, including all additions, parts, attachments and accessories from time to time and any software, hardware, power supply equipment and / or power cartridges used from time to time.

Vendor of the Property: (the “Vendor”)	MicroBT

Proposed Location of Storage of the Property: (the “Initial Designated Location”)	Compute North LLC 3215 Global Drive Pl. Kearney, NE 68847

Amount of Liability Insurance Required See Section 13(a):	$1,320,000

Other Additional Provisions:	None

Details of First Blocked Wallet: (“Blocked Wallet A”)	A Wallet owned and controlled by Genesis Global Trading, Inc. (“Genesis Trading”) for the purposes of selling Mined Digital Currency pursuant to a Direction and Payment Agreement by and among Borrower, Lender and Genesis Trading, with a public address to be provided by Lender to Borrower in writing.

Details of Second Blocked Wallet: (“Blocked Wallet B”)	A cloud-based wallet with multi-party computation (MPC) protocol supported by Curv, Inc. with a public address to be provided by Lender to Borrower in writing.

2. DEFINED TERMS AND INTERPRETATION.

In this Agreement the following terms have the following meanings:

“Acceleration” has the meaning ascribed to it in Section 23 in this Agreement;

“Administration Fee” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Airdrop” means a distribution of a new token or tokens of Digital Currency resulting from the ownership of a pre-existing token of Digital Currency;

“Applicable Law” has the meaning ascribed to it in Section 12(a) in this Agreement;

“Blended Payments” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Blocked Wallet A” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement or means such other wallet as may be agreed to by Lender and Borrower in writing from time to time;

“Blocked Wallet B” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement or means such other wallet as may be agreed to by Lender and Borrower in writing from time to time;

“Blocked Wallets” means, collectively, Blocked Wallet A and Blocked Wallet B.

“Borrower” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Business Day” means a day on which Lender is open for business, following the New York Stock Exchange calendar of holidays;

“Charge” means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, financial lease, title retention agreement or arrangement, security interest or other encumbrance of any nature however arising, or any other security agreement or arrangement creating in favour of any creditor a right in respect of the Collateral that is prior to the right of any other creditor in respect of the Collateral;

“Collateral” means the (a) Equipment; (b) Mined Digital Currency; (c) any rights or interests the Borrower may have in Blocked Wallet A and Blocked Wallet B; (d) all Material Agreements relating to any of (a) to (c) in this definition including without limitation those Material Agreements set out in Schedule “C”; and (e) any Proceeds relating to any of (a) to (d) in this definition.

“Communication” means any notice, demand, request, consent, approval or other communication which is required or permitted by this Agreement to be given or made by a party;

“Critical Services” has the meaning ascribed to it in Section 15(c) in this Agreement;

“Designated Location” means the Initial Designated Location or such other location as may be agreed to by the Lender in writing from time to time;

“Designated Pool” has the meaning ascribed to it in Section 14(f) in this Agreement;

“Digital Currency” means all Bitcoin (BTC), Bitcoin Cash (BCH), Ether (ETH), Ether Classic (ETC), Litecoin (LTC), or other digital currency or cryptocurrency including without limitation those arising from a Hard Fork, Airdrop or otherwise;

“Equipment” means: (a) the Property; (b) the Supplemental Property; (c) all additions, parts, attachments and accessories to the Property and / or the Supplemental Property from time to time; (d) any software, hardware, power supply equipment and / or power cartridges used from time to time in connection with (a) to (c) in this definition; (e) all goods, intangibles, money, documents of title, chattel paper, and instruments relating to (a) to (d) in this definition; and (f) any substitutions, repairs, replacements relating to any of (a) to (e) in this definition;

“Hard Fork” means a permanent divergence in the blockchain (e.g., when non-upgraded nodes cannot validate blocks created by upgraded nodes that follow newer consensus rules, or an Airdrop or any other event which results in the creation of a new token of Digital Currency);

“Host” has the meaning ascribed to it in Section 18 in this Agreement;

“Host / Landlord Accommodations” has the meaning ascribed to it in Section 18 in this Agreement;

“Importation Costs” has the meaning ascribed to it in Section 4 in this Agreement;

“Initial Designated Location” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Interest Rate” means the interest rate set out in Section 1 (Disclosure Statement) in this Agreement or any Post Default Risk Adjusted Interest Rate or Permitted Cure Risk Adjusted Interest Rate in effect from time to time in accordance with Section 26(a) and 26(b) hereof;

“Landlord” has the meaning ascribed to it in Section 18 in this Agreement;

“Lender” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Loan” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Loan Documents” means this Agreement, any liquidity direction agreement entered into by the Borrower, the Lender, and Genesis Global Trading, Inc., any Host / Landlord Accommodations, and any other instruments and agreements entered into between Lender and Borrower or executed by Borrower in favour of Lender relating to this Agreement;

“Material Agreements” means all agreements, permits, licenses, including without limitation any lease agreements, pooling agreements or hosting agreements that is, in each case, directly or indirectly related or connected to this Agreement;

“Mined Digital Currency” means any and all Digital Currency mined or otherwise generated by, or in connection with, the Equipment from time to time;

“Mining Pool” means a protocol for a group of miners to pool their collective mining equipment to mine Digital Currency and share in the Digital Currency mined by the Equipment in accordance with a distribution scheme agreed to by such miners;

“Obligations” means all present and future indebtedness, liabilities and obligations of Borrower to Lender under this Agreement and any other Loan Documents including without limitation the obligation to make all Blended Payments hereunder;

“Overclock” has the meaning ascribed to it in Section 14(b) in this Agreement;

“Payment Schedule” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Person” includes any individual, trust, corporation, partnership, sole proprietorship, limited partnership, joint venture, unincorporated organization, association, institution, entity, party or government (including any division, agency or department thereof) and the successors, heirs and assigns of each;

“Permitted Cure” means (i) where an Acceleration has occurred, Lender has agreed in writing to withdraw such Acceleration; and (ii) whether or not an Acceleration has occurred, Lender has confirmed in writing that an existing Event of Default has been cured by Borrower in form and substance satisfactory to Lender in its sole and unfettered discretion;

“Permitted Cure Risk Adjusted Interest Rate” has the meaning ascribed to it in 26(b) in this Agreement;

“PMSI” means a purchase money security interest;

“Post Default Risk Adjusted Interest Rate” has the meaning ascribed to it in Section 26(a) of this Agreement;

“Previously Approved Mining Strategy” means Borrower’s approved strategy for mining Digital Currency from the Equipment set out in Schedule “D”, or such other strategy as may be approved by Lender in writing from time to time in its sole and unfettered discretion;

“Proceeds” has the meaning set out in the UCC;

“Property” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Receiver” means a receiver and / or a receiver and manager;

“Scheduled Final Payment Date” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement;

“Supplemental Property” means the assets, property and undertakings (if any described) in Schedule “E”;

“Taxes” has the meaning ascribed to it in Section 5 in this Agreement;

“Term” has the meaning ascribed to it in Section 8 of this Agreement;

“Total Loss” has the meaning ascribed to it in Section 22(r) of this Agreement;

“UCC” means the Uniform Commercial Code.

“Vendor” has the meaning ascribed to it in Section 1 (Disclosure Statement) in this Agreement.

Unless the context otherwise requires, all references herein to any statute or any provision thereof will include such statute or provision as it may be amended, restated, re-enacted or replaced from time to time. If the context so requires, words importing number shall be deemed to include a greater or lesser number, words importing gender shall be deemed to include the other gender or the body corporate and words importing the body corporate shall be deemed to include either gender. The words “hereto”, “herein”, “hereof”, “hereunder”, “this Agreement” and similar expressions mean and refer to this Agreement. The headings in this Agreement are for convenience only and shall not define or limit any of the terms hereof.

3. PURPOSE AND ADVANCE OF LOAN

Subject to the terms and conditions herein Lender agrees to advance the Loan to Borrower for the sole purpose of Borrower purchasing the Property. Lender shall (and Borrower hereby directs Lender to) advance the Loan by disbursing the Loan directly to the Vendor to complete the acquisition of the Property. If for any reason after the Loan is disbursed, the Property is not delivered to Borrower and / or Borrower does not accept the Property, Borrower agrees to immediately reimburse Lender the amount of the Loan. Borrower appoints Lender as Borrower’s agent for the sole and limited purpose of completing the acquisition of the Property in accordance with this Section 3.

4. ORDER, DELIVERY AND INSTALLATION OF EQUIPMENT

Borrower is solely responsible for arranging the order, delivery and installation of the Property entirely at its own risk and expense, and in particular, shall pay any and all delivery and installation charges. Lender shall not be liable to Borrower for any delay in, or failure of, or refusal to accept, delivery of the Property. If Borrower acquires the Property outside of the United States of America, Borrower shall arrange for the importation of the Property and pay any and all costs, charges, taxes, duties and other expenses arising from and / or relating to such importation (collectively, “Importation Costs”).

5. INTEREST AND PRINCIPAL PAYMENTS

Borrower shall pay Lender the Blended Payments set out in the Payment Schedule in the amounts and at the times specified in the Payment Schedule. All Blended Payments and other amounts due under this Agreement shall be made together with all applicable taxes (collectively, “Taxes”) in immediately available funds in U.S. Dollars and shall be payable to Lender at its address shown above or to such other place or in such other manner as Lender may at any time or times designate in writing. Interest at the Interest Rate shall be calculated monthly on the principal of the Loan and any other Obligations then outstanding until repaid in full, on the basis of the actual number of days elapsed in a year, being 365 or 366, as the case may be, and is payable monthly in arrears.

6. PREPAYMENTS

Subject to Applicable Law, Borrower agrees that it shall only be entitled prepay the Loan during the Term by paying the aggregate of: (i) all Blended Payments required to be paid under the Payment Schedule up until and including on the Scheduled Final Payment Date regardless of whether such Blended Payments have come due on the date of prepayment; and (ii) and all other Obligations then outstanding.

7. CONDITIONS PRECEDENT

Lender shall have no obligation to advance any funds pursuant to this Agreement until all of the following conditions precedent are fulfilled to the satisfaction of Lender in its sole and unfettered discretion:

(a) all of the representations and warranties made by Borrower in this Agreement shall be true and accurate as of the date of the advance of funds, as if they had been made on that date;

(b) Borrower shall have provided Lender with a certificate of insurance or other evidence satisfactory to Lender of compliance with the insurance requirements set forth in this Agreement including without limitation under Section 13 hereof;

(c) Borrower shall have provided Lender with an invoice or bill of sale from the Vendor for the Equipment, and provided Lender with evidence in form and substance satisfactory to Lender in its sole and unfettered discretion that the amount of the Loan shall be sufficient to complete a purchase of the Equipment and cover all Importation Costs if applicable;

(d) Lender shall be satisfied in its sole and unfettered discretion that Vendor will deliver the Equipment to Borrower upon receipt of the advance and that the Equipment once obtained by Borrower will be kept at all times at the Designated Location;

(e) Lender shall have obtained satisfactory Host / Landlord Accommodations from all applicable Hosts and Landlords;

(f) on the advance date, Borrower shall have paid Lender all fees and other amounts that are then due under this Agreement, including, but not limited to, the Administration Fee;

(g) Lender shall have received such financial and other information relating to Borrower as it shall have reasonably requested;

(h) Lender shall have received an officer’s (secretary’s) certificate from Borrower in form and substance acceptable to Lender in its sole and unfettered discretion, inclusive of a certificate of incumbency, supporting resolutions from Borrower, and a certified copy of Borrower’s constating documents;

(i) [RESERVED];

(j) Lender’s security interest in the Collateral shall be duly registered, filed and perfected such that Lender has a first ranking security interest in the Collateral, and Lender shall have received such other documents relative to its security interest, as Lender may reasonable require; and

(k) on the advance date Borrower shall have not failed to observe or perform any of its covenants in this Agreement.

8. TERM

The term of the Loan will start on the date of this Agreement and end on the earlier of: (i) an Acceleration; (ii) the date this Agreement is terminated in accordance with the terms hereof; and (iii) the Scheduled Final Payment Date (such period, the “Term”).

9. IDENTITY OF EQUIPMENT

Borrower shall affix to the Equipment, and not remove, conceal or alter, any labels, plates or other identification supplied by Lender indicating Lender’s security interest. Borrower acknowledges that the Equipment is and shall remain personal and movable property and shall take such steps as may be requested by Lender to prevent any person from acquiring any rights in any Equipment by reason of the Equipment being claimed or deemed to be real property or part thereof. Lender’s security interest in the Equipment shall be in no way impaired by the absence of any such label, plate or other identification setting out Lender’s security interest.

10. NO WARRANTIES FROM LENDER

(a) Borrower acknowledges and agrees that: (i) it has selected all Equipment and the Vendor and manufacturer thereof; (ii) it is solely responsible for the use of and results obtained from the Equipment; (iii) it has not relied on Lender’s skill or judgment in any way in selecting the Equipment; and (iv) Lender has made no representation or warranty with respect to Equipment, including its condition, safety, design, durability, capability, workmanship, quality, operation, compliance with law, suitability or fitness for the use intended by Borrower, patent or intellectual property infringement, latent or patent defects, its freedom from Charges, or with respect to any other matter or thing whatsoever. All representations, warranties and conditions, whether express or implied, statutory or otherwise from Lender regarding the Equipment, are hereby excluded.

(b) Lender shall not be liable to Borrower or any other Person for any liability, claim, loss, cost, damage or expense of any kind or nature caused directly or indirectly by the Equipment or any deficiency or defect thereof or the use, ownership or maintenance thereof or for any loss of business or other damages whatsoever and howsoever caused (including indirect, special, consequential, punitive or exemplary damages).

(c) Lender shall not be liable to Borrower or any other Person for any liability, claim, loss, cost, damage or expense of any kind or nature caused directly or indirectly by a Designated Pool, and that the performance of a Designated Pool shall not in any way affect Borrower’s duty to pay the Blended Payments and perform its other Obligations as set forth in this Agreement or any other Loan Documents.

(d) Borrower acknowledges and agrees that neither the manufacturer, the Vendor, nor any salesperson, representative or other agent of the manufacturer or Vendor, is an agent of Lender or is authorized to waive or alter any term or condition of this Agreement and no representation or warranty as to the Equipment or any other matter by the manufacturer or Vendor, nor the fact that the Lender and or its affiliates may receive a referral fee from the Vendor, manufacturer, or any Hosts / Landlords, shall in any way affect Borrower’s duty to pay the Blended Payments and perform its other Obligations as set forth in this Agreement or any other Loan Documents.

11. USE OF EQUIPMENT

All Equipment is at Borrower’s risk and shall be used by Borrower for commercial purposes only. Borrower shall not affix the Equipment to real or immovable property nor to any goods, chattels or movable property not otherwise financed hereunder without the prior written consent of Lender. Borrower shall ensure that the Equipment is used only by competent and qualified operators and not for any illegal or improper purpose, and in the case of any software related to the Equipment, same is used in accordance with each applicable licence thereof.

12. MAINTENANCE OF EQUIPMENT

(a)	Borrower shall, at its own expense: (i) keep the Equipment in its original condition and working order, normal wear and tear only excepted, (ii) use, operate, maintain, repair, overhaul and service the Equipment (including furnishing all material necessary for the operation and maintenance of the Equipment); and (iii) maintain all records, logs and other materials, in compliance with all manufacturer and Vendor recommendations, all requirements to maintain all applicable warranties and insurance in effect and all applicable laws, orders, rules, regulations and directives of any federal, provincial, state, local or foreign government agencies, departments, boards or authorities (collectively, “Applicable Law”). At the request of Lender, Borrower shall furnish to Lender proof of required maintenance of the Equipment.

(b)	Borrower shall immediately give notice to Lender of any Total Loss.

(c)	Borrower may alter or modify Equipment only with the prior written consent of Lender and, in the case of software, subject to the terms of and in compliance with any license for that software.

13. INSURANCE

(a)	Borrower shall obtain and maintain, at its own expense, a public or third party liability insurance in respect of the Equipment and all risk insurance (including extended coverage, earthquake and flood endorsements) against loss or damage to such Equipment, including coverage for fire, theft, and such other risks of loss as are customarily covered by insurance on such type of Equipment in such amounts, in such form, with such deductibles and with such insurers, all as shall be satisfactory to Lender; provided that: (i) the amount of insurance at any time covering damage to or loss of Equipment shall not be less than the greater of the full replacement value of the Equipment and the aggregate instalments of the Blended Payments for such Equipment then remaining unpaid; and (ii) each liability insurance policy shall provide coverage of not less than the amount specified in the Disclosure Statement.

(b)	The liability insurance policy will name Borrower and Lender as insureds, and each property policy will name Lender (and contain an endorsement designating Lender) as additional insured and lender’s loss payee thereof. Each policy (i) shall contain a standard mortgage endorsement clause; (ii) shall require the insurer to give Lender at least 30 days prior written notice of any alteration in the terms of such policy or the cancellation thereof; and (iii) will provide that no act, omission or misrepresentation by Borrower or any other named insured will affect the rights thereunder of Lender and its successors and assigns. Borrower shall furnish Lender with a certificate of insurance or other evidence satisfactory to Lender of such insurance coverage provided that Lender shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Borrower in the event such insurance coverage shall not comply with the requirements hereof.

(c)	If Borrower fails to insure Equipment as required hereunder, Lender may, but shall not be required to, obtain such insurance itself and the cost of the insurance shall be for the account of Borrower and due on the date of the next scheduled Blended Payment together with interest on such amount, to be charged at the Interest Rate applicable to the next scheduled Blended Payment. Borrower consents to Lender’s release, upon Borrower’s failure to obtain appropriate insurance coverage, of any and all information necessary to obtain required insurance.

(d)	Borrower will at its expense make all proofs of loss and take all other steps necessary to recover insurance benefits, unless advised in writing by Lender that Lender desires to do so, which Lender may do at Borrower’s expense. Borrower hereby irrevocably appoints Lender, with full power of substitution and coupled with an interest, as Borrower’s attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, cheques or drafts issued with respect to any claim under any insurance policy relating to the Equipment.

14. BORROWER’S COVENANTS

Borrower acknowledges and agrees that it shall:

(a)	permit Lender or its agents to, upon twenty-four (24) hours’ notice, during normal business hours, fully inspect the Collateral including any documents (including maintenance records) relating thereto and take copies thereof, to determine Borrower’s compliance with this Agreement or the condition of the Collateral or for any other purpose;

(b)	not use the Equipment in a manner that will result in the clock rate of the Equipment exceeding the clock rate pre-set in the Equipment by the manufacturer (“Overclock”), without the express prior written consent of Lender;

(c)	not use any hardware or software with the Equipment or alter any existing hardware or software without Lender’s prior written consent;

(d)	not alter its strategy for the mining of Digital Currency (including, without limitation, the type of Digital Currency that will be mined) from the Previously Approved Mining Strategy or use the Equipment in a manner contrary or inconsistent with the Previously Approved Mining Strategy without Lender’s prior written consent;

(e)	upon Lender’s request, provide Lender in writing with all information requested by Lender regarding the Collateral including serial numbers, models, and makes;

(f)	upon Lender’s request, only mine the Equipment as part of a Mining Pool, designated by the Lender in its sole and commercially reasonable discretion (a “Designated Pool”);

(g)	keep the Collateral free and clear of all seizures, forfeitures, Charges, claims, privileges, debts or taxes of any nature whatsoever and not, without the prior written consent of Lender, lease or otherwise relinquish possession (except for required or scheduled maintenance) of the Equipment or any part thereof;

(h)	not change its name, amalgamate or otherwise merge its business with the business of any other Person without Lender’s prior written consent; and

(i)	not change the location of the Equipment from the Designated Location without Lender’s prior written consent.

15. BORROWER’S REPORTING OBLIGATIONS

Borrower acknowledges and agrees that it shall (at the sole cost of Borrower):

(a)	upon or prior to receipt of the Equipment provide Lender with a list of any serial numbers associated with the Equipment;

(b)	at all times, provide Lender with access to any reporting and / or monitoring software used in connection with the Equipment, including any such software provided by the Host(s) and / or Landlord(s) of the Designated Location to Borrower in connection with the Equipment;

(c)	if Borrower owns the Designated Location, on the first Business Day of each month, provide evidence of the payment of all utilities, internet, telephone, electricity, and other similar or critical services necessary for the ordinary course operation of the Equipment (collectively, “Critical Services”) due in the prior month;

(d)	if Borrower does not own the Designated Location, on the first Business Day of each month provide:

(i)	evidence of any payments required to be made under any agreements with Host(s) and / or Landlord(s) of the Designated Location;

(ii)	if any agreement between Borrower and the Host(s) and / or Landlord(s) of the Designated Location requires Borrower to pay any Critical Services, evidence of the payment of such Critical Services due in the prior month;

(e)	on the fifth Business Day of each month, provide Lender with a report certified by an officer of Borrower, in form and substance satisfactory to Lender, in its sole and unfettered discretion, certifying that Borrower continues to own and be in possession and control of the Equipment, and setting out:

(i)	any repairs done to the Equipment in the prior month;

(ii)	any Digital Currency rewards issued in connection with the Equipment during the prior month; and

(iii)	the uptime of the Equipment in the prior month;

(f)	on the first Business Day of each fiscal quarter, provide Lender with information, in form and substance, satisfactory to Lender, in its sole and unfettered discretion, regarding the performance of the Equipment, including but not limited to the firmware and/or software running on the Equipment;

(g)	immediately, and in any event, within twenty four (24) hour, after Borrower learns of any event that has disrupted and / or prevented the continuous mining of Digital Currency to the Blocked Wallets by the Equipment (including without limitation any loss of electricity, loss of internet connection, software issues, or viruses), notify Lender, in writing with reasonable detail of such event and provide Lender with Borrower’s proposed course of action to recommence the mining of Digital Currency; and

(h)	as soon as possible, and, in any event, within five (5) days, after Borrower learns of the following, notify Lender, in writing with reasonable detail of: (i) any proceeding instituted or threatened to be instituted against Borrower in any court or before any commission or any regulatory body (federal, provincial, territorial, local or foreign); (ii) the occurrence of any event, circumstance or claim, that could reasonably be expected to have a material adverse effect on Borrower, Borrower’s ability to perform its Obligations, any of the Collateral or the rights of Lender under or in connection with this Agreement; (iii) the occurrence of any Event of Default; or (iv) any material loss of or damage to the Collateral.

16. BORROWER’S REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender on the date hereof that:

(a)	Borrower is duly formed and organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is entitled to conduct its business in all jurisdictions in which it carries on business or has assets;

(b)	the execution, delivery and performance by Borrower of this Agreement, and all Loan Documents are within Borrower’s powers, have been duly authorized by all necessary action, and do not contravene or result in a breach or default under: (i) Borrower’s organizational (constating) documents including without limitation any articles, bylaws, trust indentures, partnership agreements or shareholders agreements; (ii) any Applicable Law; or (iii) contractual restriction binding on or affecting Borrower;

(c)	no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement and all Loan Documents;

(d)	this Agreement and all Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms;

(e)	it has the right, power and authority to assign its right, title and interest in and to any and all of the Material Agreements to Lender upon the terms and conditions hereof (except for any Material Agreement which by the provisions thereof or by law is not assignable or which requires the consent of any third party(s) to its assignment unless Borrower has obtained the consent of such third party(s) in form and substance acceptable to Lender in its sole and unfettered discretion);

(f)	Borrower’s principal place of business, chief place of business, registered office and chief executive office is at the address specified on the first page of this Agreement, and its full legal name (including any French versions thereof) is specified on the signature page of this Agreement;

(g)	Borrower will not house and / or store the Equipment at any location other than the Designated Location;

(h)	Borrower is duly registered, in all applicable States within the United States of America, for the payment and/or collection of Taxes;

(i)	The Collateral is free and clear of all seizures, forfeitures, Charges, or claims;

(j)	there are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened, before any court, administrative agency, arbitrator or governmental body which may, if determined adversely to Borrower, materially compromise its ability to perform its obligations under this Agreement other than those disclosed to Lender in writing;

(k)	all financial statements that are delivered from time to time by Borrower to Lender pursuant to this Agreement shall have been prepared in accordance with generally accepted accounting standards applied on a consistent basis and shall fairly state in all material respects the financial condition of Borrower and its consolidated subsidiaries (subject to normal year-end adjustments) as at the date thereof, and all other financial and other information, budgets, timetables, certificates, plans, specifications and other material provided to Lender in connection with this Agreement are (or will be, as the case may be) true and accurate;

( )	Borrower has, or will have at the time of receipt of the Collateral, all licenses, permits and consents as are required under any Applicable Law in connection with its possession, use or operation of the Collateral; and

(a)	Borrower has not failed to observe or perform any of its covenants in this Agreement.

17. LENDER’S RIGHT TO MAKE PAYMENTS

If Borrower fails to perform any of its obligations under this Agreement, Lender may, but need not, perform the obligation or cause it to be performed, in each case such performance shall not be deemed a waiver or cure of any breach of this Agreement resulting from such failure. The cost of performing the obligation shall be for the account of Borrower and due on the date of the next scheduled Blended Payment together with interest on such amount, to be charged at the Interest Rate applicable to the next scheduled Blended Payment.

18. HOSTS / LANDLORDS

Borrower shall obtain and deliver to Lender such waivers and subordination agreements (collectively, “Host / Landlord Accommodations”) in form and substance acceptable to Lender in its sole and unfettered discretion, as Lender may request from any entity that may host the Equipment (“Hosts”), and / or the owners, landlords and mortgagees of any real property upon which the Equipment may be located (collectively, “Landlords”) including without limitation any applicable Hosts and / or Landlords in respect of the Designated Location.

19. SECURITY INTEREST

(a)	As security for the payment and performance of the Obligations, Borrower mortgages and charges to Lender, and grants to Lender a security interest in (inclusive of a PMSI), and Lender takes a security interest in (inclusive of a PMSI), all of Borrower’s right, title and interest in and to the Collateral.

(b)	Borrower and Lender do not intend to postpone the attachment of the security interest created hereby, and the security interests will attach when: (i) this Agreement has been executed, or in the case of after-acquired Collateral, that Collateral has been acquired by Borrower; (ii) value has been given; and (iii) Borrower has rights in the Collateral, or in the case of after-acquired Collateral, acquires rights in the Collateral.

(c)	The security interest created by this Agreement is, in addition and without prejudice to any other security interests now or later, held by Lender. No security interests held by Lender will be exclusive of or dependent upon or merge in any other security interests, and Lender may exercise its rights under such security interests independently or in combination.

(d)	Borrower shall, at Lender’s reasonable request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created) to secure payment of the Indebtedness, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral. Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until termination of this Agreement in accordance with the terms of this Agreement.

20. MATERIAL AGREEMENTS

(a)	Borrower specifically acknowledges and agrees that by virtue of the execution and delivery of this Agreement, Lender does not assume, and Borrower hereby releases and holds harmless Lender from responsibility for, the payment of any sums due or to become due under any of the Material Agreements or the performance of any obligations to be performed under or with respect to any of the Material Agreements by Borrower.

(b)	Lender may, however, at its option, upon the occurrence and during the continuance of an Event of Default, assume or perform any such obligations which Lender considers necessary or desirable to obtain the benefit of any Material Agreement free of any set-off, deduction or abatement, and any money so expended by Lender shall form part of the Obligations and bear interest at the Interest Rate.

(c)	If there shall be a default under any of the Material Agreements on the part of Borrower, for any reason, Lender may, upon the occurrence and during the continuance of such default, at its option, without assuming any of the obligations of Borrower under the relevant Material Agreements and without waiving or releasing Borrower from any of the terms hereof or any of the Obligations, cure the default. The cost of curing the default (including any monetary default) shall be for the account of Borrower and due on the date of the next scheduled Blended Payment together with interest on such amount, to be charged at the Interest Rate applicable to the next scheduled Blended Payment.

(d)	Notwithstanding anything in this Agreement to the contrary, nothing herein shall constitute an assignment or attempted assignment of any Material Agreement which by the provisions thereof or by law is not assignable or which requires the consent of any third party to its assignment unless such consent has been obtained. In each such case, Borrower shall, upon the request of Lender, use its commercially reasonable efforts to obtain the consent of any necessary third party to its assignment hereby, in form and substance acceptable to Lender, and to its further assignment by Lender to any third party who may acquire same as a result of the exercise by Lender of remedies after default, provided however, that Borrower in satisfying such commercially reasonable efforts shall not be required to make any third party expenditures (other than its own legal counsel) or to assume any additional material liability to the third party. Upon such consent being obtained or waived, this Assignment shall apply to the applicable Material Agreement without regard to this section and without the necessity of any further assurance to effect the assignment thereof.

(e)	Unless and until consent to assignment is obtained as provided above, Borrower shall, to the extent it may do so by law or pursuant to the provisions of the document or interest therein referred to, hold all benefit to be derived from the applicable Material Agreements in trust for Lender, (including, without limitation, Borrower’s beneficial interest in any Material Agreement which may be held in trust for Borrower by a third party) as additional security for payment of the Obligations and shall deliver up all such benefit to Lender, forthwith upon demand by Lender.

21. MINED DIGITAL CURRENCY

(a)	Borrower agrees that all Mined Digital Currency shall (both before and after an Event of Default, subject only to Section 27(b) hereof) be immediately deposited in Blocked Wallet A.

(b)	Unless an Event of Default is existing and continuing, Borrower shall be entitled to sell any Mined Digital Currency in the ordinary course.

(c)	If an Event of Default is existing and continuing, all rights and licenses of Borrower granted hereunder will cease and Borrower shall only be entitled to sell and/or trade Mined Digital Currency with the written consent of the Lender.

(d)	Any Mined Digital Currency not deposited in Blocked Wallet A shall by held in trust by Borrower on behalf of Lender, and shall forthwith be delivered to Lender.

(e)	Lender and Borrower agree that Lender shall have two wallet administrators for Blocked Wallet B with the power to add new users, designate whitelisted addresses and create transaction rules for Blocked Wallet B, in its sole and unfettered discretion. Lender and Borrower agree that the Lender’s administrators shall, subject to Section Error! Reference source not found. hereof, whitelist two addresses for withdrawals made from Blocked Wallet B: (i) an address to be designated by the Lender; and (ii) an address to be designated by the Borrower.

(f)	Without in any way limiting the Lender’s ability to create transaction rules for Blocked Wallet B in its sole and unfettered discretion, and subject to Section Error! Reference source not found. hereof, the following transaction rules shall be created by Lender in respect of Blocked Wallet B: (i) a transaction rule allowing Borrower to make withdrawals from Blocked Wallet B (the “Borrower Withdrawal Rule”); and (ii) a transaction rule allowing Lender to make withdrawals from Blocked Wallet B.

22. EVENTS OF DEFAULT

The occurrence or happening of any one or more of the following events shall constitute a “Default” and if such Default is still occurring following the applicable cure period, it shall be deemed an “Event of Default”:

(a)	Borrower does not pay any of the Obligations owing to Lender when due;

(b)	Borrower fails to pay any amounts in respect of Critical Services when due;

(c)	Borrower is in default or breach of any agreements with Landlords and / or Hosts for the Designated Location;

(d)	All Obligations owing to Lender have not been repaid in full by the Scheduled Final Payment Date;

(e)	Any of the Equipment is disconnected from its power source and such Equipment is not reconnected to a comparable power source within five (5) Business Days;

(f)	A Host or Landlord ceases to provide (or provides notice that it intends to cease providing) any services that are required for the continuous mining of Digital Currency by the Equipment and such services are not resumed within five (5) Business Days of the original termination of the services;

(g)	Subject to Section 27(b) hereof, any Mined Digital Currency is deposited in a wallet that is not one of the Blocked Wallets;

(h)	Subject to Section 27(b) hereof, Borrower or any party acting on behalf of Borrower attempts to direct any Mined Digital Currency to a wallet that is not one of the Blocked Wallets;

(i)	Borrower does not observe or perform any of the terms, conditions or covenants to be observed or performed by Borrower under this Agreement, the other Loan Documents or any other agreement or document existing at any time between Borrower and Lender;

(j)	any representation or warranty made by Borrower in this Agreement or in any document or certificate furnished to Lender in connection with or pursuant to this Agreement shall prove to be incorrect at any time in any respect;

(k)	without Lender’s prior written consent, Borrower removes any Equipment from the Designated Location;

(l)	without Lender’s prior written consent, Borrower parts with possession of any Equipment or purports to (or does) sell, assign, transfer, sublet or otherwise suffer a Charge of any kind upon or against any interest in this Agreement or the Collateral;

(m)	Borrower prevents or attempts to prevent Lender from having full unencumbered access to the Blocked Wallets;

(n)	Borrower at any time fails to maintain in effect any insurance required hereunder;

(o)	Borrower fails to make any payments when due to any Hosts or Landlords, or otherwise in is breach of any of its agreements with any Hosts or Landlords;

(p)	the Equipment is used in a manner not consistent with standard industry practice that may result in accelerated depreciation to the value of the Equipment;

(q)	Borrower Overclocks the Equipment without the express written prior consent of Lender;

(r)	the Equipment is lost, stolen, substantially destroyed, condemned or seized (collectively, a “Total Loss”) or Borrower loses control and / or possession of the Equipment;

(s)	Borrower becomes insolvent or bankrupt; Borrower becomes subject to proceedings under the United States Bankruptcy Code (the “US Code”), or any similar legislation in any applicable jurisdiction; Borrower files a notice of intention to file a proposal under the US Code, institutes any proceedings seeking an order for relief under the US Code or any similar legislation or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding-up, dissolution, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fails to file an answer or any other pleading denying the material allegations in any such proceeding instituted against it; an application for a Bankruptcy order is filed against Borrower or Borrower files an assignment for the benefit of creditors under the US Code; or if Borrower takes any corporate action to authorize or effect any of the foregoing actions;

(t)	a Receiver, trustee, liquidator, custodian or other similar official is appointed in respect of Borrower or any of Borrower’s property;

(u)	any court, government or governmental agency condemns, seizes or otherwise appropriates, or takes custody or control of, all or a materially substantial portion of the property of Borrower;

(v)	Borrower ceases to carry on its business, or any material part of its business;

(w)	any final, non-appealable judgment shall be rendered against Borrower which remains unsatisfied for thirty (30) days following the rendering of such judgment;

(x)	the holder of a security interest delivers a notice of intention to enforce its security or takes possession of all or any part of Borrower property, or a distress, execution or other similar process is levied against all or any part of that property;

(y)	Borrower suffers the loss or suspension of any licences, permits or other operating authorities required for the operation of its business or any part of it, and such loss is material to the operation of its business, taken as a whole; or

(z)	Any other reason not specified herein that materially impairs Borrower’s ability to perform its obligations under the Agreement.

23. ACCELERATION

If any Event of Default occurs, Lender may in its sole and unfettered discretion, declare the entire unpaid principal advanced hereunder, all interest accrued and unpaid thereon and all fees, charges, costs and other Obligations to be immediately due and payable, whereupon all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and irrespective of whether or not Borrower purports to cure such Event of Default (an “Acceleration”).

24. CURING EVENTS OF DEFAULT

Borrower shall be permitted to cure the Defaults referenced following the occurrence of such Default, as set forth below:

(a)	If a Default occurs pursuant to Sections 22(a), 22(b), or 22(d), Borrower shall have one (1) Business Day to cure such Default before an Event of Default shall be deemed to have occurred.

25. SECURITY INTERESTS ENFORCEABLE

The occurrence of an Event of Default will cause the security interest granted hereunder to become enforceable without the need for any action or notice by Lender, and irrespective of whether Borrower subsequently purports to cure such Event of Default.

26. DEFAULT INTEREST

(a) Upon the occurrence of an Event of Default and an Acceleration, and subject to Section 26(b) hereof, the Interest Rate for all purposes under this Agreement shall immediately be deemed to be the Interest Rate applicable prior to the Event of Default plus ten percent (10%) per annum (the “Post Default Risk Adjusted Interest Rate”) and any reference herein to the Interest Rate shall be deemed to be a reference to the Post Default Risk Adjusted Interest Rate.

(b) Following implementation of the Post Default Risk Adjusted Interest Rate, if a Permitted Cure occurs within thirty (30) days of the date of the occurrence of the underlying Event of Default, the Post Default Risk Adjusted Interest Rate shall cease to apply and the Interest Rate for all purposes under this Agreement shall thereafter be deemed to be the Interest Rate applicable prior to the Event of Default (the “Permitted Cure Risk Adjusted Interest Rate”) and any reference herein to the Interest Rate shall be deemed to be a reference to the Permitted Cure Risk Adjusted Interest Rate.

(c) It is the intent of the parties that the Interest Rate, the Post Default Risk Adjusted Interest Rate, the Permitted Cure Risk Adjusted Interest Rate, and other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

27. REMEDIES OF LENDER

If the security interests granted hereunder become enforceable, Lender may enforce its rights by any one or more of the following remedies:

(a)	by taking possession of the Collateral or any part of it, and collecting, demanding, suing, enforcing, recovering, receiving amounts in respect of the Collateral, and for that purpose entering into and upon any lands, buildings, and premises and doing any act and taking any proceedings in the name of Borrower, or otherwise, as Lender considers necessary;

(b)	by directing any Mined Digital Currency to a digital wallet designated by Lender that is not one of the Blocked Wallets, and/or by suspending or terminating Borrower’s access to Blocked Walled B, including without limitation, by removing or altering the Borrower Withdrawal Rule and / or removing Borrower’s signing authority in respect of Blocked Wallet B;

(c)	by applying from time to time, in whole or in part, any Mined Digital Currency received by Lender to reduce the Obligations of Borrower;

(d)	by exercising any rights granted to Lender under any Host / Landlord Accommodations;

(e)	by proceedings in any court of competent jurisdiction for the appointment of a Receiver of all or any part of the Collateral;

(f)	by demanding that that Borrower deliver the Collateral to Lender;

(g)	by proceedings in any court of competent jurisdiction for the sale or foreclosure of all or any part of the Collateral;

(h)	by filing proofs of claim and other documents to establish its claims in any proceeding or proceedings relating to Borrower;

(i)	by appointment by instrument in writing of a Receiver of all or any part of the Collateral;

(j)	by sale or lease by Lender of all or any part of the Collateral, whether or not it has taken possession of the Collateral;

(k)	by retaining any of the Collateral in satisfaction of all or part of the Obligations; and

(l)	by any other remedy or proceeding authorized or permitted by this Agreement or by law or equity, including all of the rights and remedies of Lender under the UCC.

Without limiting any of the foregoing, on an occurrence of an Event of Default, Lender shall have all of the rights, title and interest in and to the Material Agreements, without modifying or discharging any of Borrower’s Obligations to Lender.

With respect to Collateral, upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other document or instrument executed in connection herewith, including, but not limited to, the UCC, and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower’s premises without cost to Lender. At Lender’s request, Borrower shall, at Borrower’s expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Indebtedness under this Agreement, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Subject to Applicable Law, any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds and all other payments received by Lender during the continuance of a Default may be applied by Lender toward the payment of such of the Indebtedness, and in such order of application, as Lender may from time to time elect.

28. RECEIVER

After the security interests granted hereunder have become enforceable, Lender may, upon and during an Event of Default, appoint by instrument in writing any qualified Person to be a Receiver of the Collateral and may remove any Person so appointed and appoint another qualified Person in its stead. Any Receiver appointed under this Agreement may exercise any one or more of the following powers:

(a)	to take possession of the Collateral and for that purpose to enter into and upon any lands, buildings, and premises and to do any act and take any proceedings in the name of Borrower, or otherwise, as the Receiver considers necessary;

(b)	to carry on or concur in carrying on the business of Borrower as it pertains to the Collateral (including, without limiting the generality of the powers contained in this Agreement, payment of the obligations of Borrower whether or not they are due and cancellation or amendment of any contracts) and the employment and discharge of those agents, managers, employees and others upon terms and with salaries, wages or remuneration as the Receiver thinks proper;

(c)	to repair and keep in repair the Collateral or any part of it, and to do all acts and things necessary to protect the Collateral;

(d)	to make any arrangement or compromise that the Receiver thinks expedient in the interests of Lender or Borrower and to assent to any modification or change in or omission from the provisions of this Agreement;

(e)	to exchange any part of the Collateral for any other property suitable for the purposes of Borrower upon terms that seem expedient, and either with or without payment or exchange of money or equality of exchange or otherwise;

(f)	to raise on the security of the Collateral or any part of it, by mortgage, charge or otherwise, any sum of money required for the repair, insurance or protection of the Collateral, or any other purposes mentioned in this Agreement, or as may be required to pay off or discharge any lien, charge or encumbrance upon the Collateral or any part of it, that would or might have priority over the security interest of Lender; and

(g)	whether or not the Receiver has taken possession, to sell or lease or concur in the sale or leasing of any of the Collateral or any part of it after giving Borrower not less than 20 days’ written notice of the Receiver’s intention to sell or lease, and to effect any sale or lease by conveying, transferring or assigning in the name of or on behalf of Borrower or otherwise; and any sale or lease may be made either at public sale or lease (including public auction or closed tender), or by private sale or lease, as the Receiver may determine, and any sale or lease may be made from time to time as to the whole or any part of the Collateral; and the Receiver may rescind or vary any contract for the sale or lease of any of the Collateral or any part of it, and may resell and re-lease without being liable for any loss occasioned by doing so; and the Receiver may sell or lease any of the Collateral for cash or credit, or part cash and part credit, or otherwise as may appear to be most advantageous, and at the prices that can be reasonably obtained for the Collateral, and if a sale or lease is on credit neither the Receiver nor Lender will be accountable for or charged with any monies until actually received.

29. FORECLOSURE / SALE

The provisions of Section 28(g) will also apply to a sale or lease of any of the Collateral by Lender under Section 27(j).

30. LIABILITY OF RECEIVER

A Receiver appointed and exercising powers under this Agreement will not be liable for any resulting loss unless the loss is caused by the Receiver’s own gross negligence or wilful default, and when so appointed the Receiver will be considered to be the agent of Borrower.

31. EFFECT OF APPOINTMENT OF RECEIVER

Immediately upon Lender taking possession of any Collateral or appointing a Receiver, all powers, functions, rights and privileges of the directors and officers of Borrower concerning the Collateral will cease, except as otherwise consented to in writing by Lender.

32. VOLUNTARY FORECLOSURE

Upon and during an Event of Default, Lender may elect to retain all or part of the Collateral in satisfaction of the Obligations or any part of them. Lender may designate any part of the Obligations to be satisfied by the retention of all or part of the Collateral which Lender considers to have a net realizable value approximating the amount of the designated part of the Obligations, in which case only the designated part of the Obligations will be considered to be satisfied by the retention of the Collateral or part of the Collateral as applicable. For greater certainty, if Lender elects to retain all or part of the Collateral, Lender shall be solely entitled to any Digital Currency subsequently mined or otherwise generated by, or in connection with, the Equipment retained by Lender.

33. APPOINTMENT OF ATTORNEY

In addition to the power of attorney granted in Section 13(d) herein, Borrower irrevocably appoints Lender, and any officer or agent of Lender, with full power of substitution, effective upon the occurrence of an Event of Default, to be the attorney of Borrower with full power and authority in the place of Borrower and in the name of Borrower or in its own name, to take all appropriate action and to execute all documents and instruments as, in the opinion of the attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Agreement, and generally to use the name of Borrower and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on Lender under this Agreement. These powers are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests granted to Lender are released. Nothing in this Section affects the right of Lender or any other Person, to sign and file or deliver, as applicable, any financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as Lender or the other Person considers appropriate.

34. PROCEEDS OF DISPOSITION

The Proceeds of any sale, lease or other disposition of the whole or any part of the Collateral will be applied to the Obligations, and any surplus remaining in the hands of the Receiver or Lender will be distributed as required by the UCC or other Applicable Law.

35. DEALINGS OF LENDER

Lender will not be obliged to exhaust its recourse against Borrower or any other Person or against any other security interests it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in any manner Lender considers desirable. Lender may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with Borrower and any other Person, and with any or all of the Collateral, and with other security and sureties, as Lender may see fit, all without prejudice to the Obligations or to the rights and remedies of Lender under this Agreement. The powers conferred on Lender under this Agreement are solely to protect the respective interests of Lender in the Collateral and will not impose any duty upon Lender to exercise any such powers.

36. EXPENSES

Borrower will reimburse Lender for all fees (including legal fees) and out of pocket expenses incurred in preparing this Agreement and any other Loan Documents (whether or not the transactions contemplated by this Agreement are consummated) in an amount not to exceed ten-thousand dollars ($10,000), in responding to requests from Borrower for waivers, amendments and other matters, and in enforcing and preserving its security interest in the Collateral and Lender’s rights under this Agreement and the Loan Documents.

37. STATUTORY WAIVERS

To the fullest extent permitted by Applicable Law, Borrower waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of Lender or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

38. AGREEMENT ABSOLUTE; NON-CANCELLABLE

This Agreement cannot be cancelled or terminated except as expressly provided herein. Borrower’s obligation to pay all Obligations hereunder is absolute and unconditional and is not subject to any delay, reduction, set-off, defence, withholding, deduction, claim, counterclaim or recoupment for any reason at all, including any failure, destruction, repossession or theft of the Collateral, loss of use of the Collateral (including if the Equipment does not operate as intended by Borrower, or at all), any representations by the manufacturer or the Vendor of the Equipment, any past, present or future claims of Borrower against Lender under this Agreement or otherwise, any fundamental breach of contract or for any other cause, whether similar or dissimilar to the foregoing, it being the intention of the parties hereto that all Obligations shall continue to be payable in all events in the manner and at the times required hereby. If the Equipment is unsatisfactory for any reason, Borrower shall make any claim solely against the manufacturer or the Vendor thereof and shall, nevertheless, pay Lender all Obligations.

39. CURRENCY INDEMNITY

All amounts payable by Borrower under this Agreement, whether Blended Payments or otherwise, shall be paid to Lender in U.S. dollars (the “Original Currency”). If Borrower makes payment of any liability or obligation of Borrower to Lender under this Agreement in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of Borrower hereunder in respect of such liability or obligation only to the extent of the amount of the Original Currency which Lender purchases in the United States with the amount Lender receives on the date of receipt in accordance with Lender’s normal practice. If the amount of the Original Currency which Lender is able to purchase is less than the amount of such currency originally due to it in respect of such relevant liability or obligation, Borrower shall indemnify and save Lender harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other liabilities and obligations contained herein, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

40. GENERAL INDEMNITY

Borrower acknowledges and agrees that it shall:

(a)	pay when due, and indemnify and save Lender harmless from, all Taxes, fees, assessments or other levies imposed on the Collateral or the delivery, purchase, lease, use, ownership, operation, possession, sale, storage or return thereof or any Blended Payments, whether assessed to Lender or Borrower, and any fines, penalties or forfeitures relating to the Collateral. Borrower will immediately deliver proof of payment of such amounts to Lender. The licensing and registration of any item any Collateral and any renewal thereof required under Applicable Law shall be the sole responsibility of Borrower and shall be effected by Borrower on a timely basis in accordance with Applicable Law; and

(b)	indemnify and save Lender harmless from and against all liabilities, claims, losses, costs, claims, demands, damages, awards, actions and causes of action and other expenses of any nature whatsoever (including reasonable legal fees, but excluding special, exemplary, punitive or consequential damages) arising, directly or indirectly, as a result of this Agreement or any breach hereof by Borrower, or the inaccuracy of any representation or warranty made by Borrower under or in connection herewith or in any other way relating to the use, operation, ownership, manufacture, design, durability, capability, workmanship, quality, compliance with law, suitability, selection, purchase, character, safety, condition, delivery, refusal by Borrower to accept delivery, possession, sale, storage or return of any Collateral, including damage or injury (including death) of Persons or property, and whether caused by Borrower’s negligence or otherwise; provided that Borrower shall not have any obligation hereunder to Lender with respect to liabilities arising from the gross negligence or willful misconduct of Lender.

41. SURVIVAL

All indemnities provided by Borrower to Lender under this Agreement, including, without limitation, under Sections 39 and 40, shall survive and continue in full force and effect notwithstanding any matter or thing, including termination of this Agreement, the end of the Term, any other release or discharge from this Agreement of any Collateral, the sale or disposition of any Collateral or the release or discharge of Borrower to pay any Blended Payments due hereunder.

42. RIGHTS OF SET-OFF

At any time that Borrower has failed (beyond any grace permitted by Lender) to perform or observe any of its covenants in this Agreement, Lender is authorized at any time to set-off and apply any funds held by it and for the credit of Borrower against any and all of the obligations of Borrower.

43. CONFIDENTIALITY

This Agreement has been provided to Borrower on the understanding that its contents may not be revealed or discussed with any other party, except with the prior written approval of Lender, to Borrower’s professional advisors, or pursuant to any legal or regulatory requirement (collectively, a “Legal Requirement”). Borrower may only disclose the contents of this Agreement pursuant to a Legal Requirement if it: (a) promptly notifies Lender so that Lender may take appropriate lawful preventative action; (b) provides only the information that is legally required to be disclosed by Legal Requirement; and (c) exercises reasonable efforts to obtain assurance that the information will not be further disclosed.

44. ENTIRE AGREEMENT

This Agreement and the Loan Documents constitute the entire agreement between the parties and supersede all proposals or prior agreements, oral or written, and all other communications between Lender and Borrower with respect to the subject matter hereof.

45. COPY OF AGREEMENT

Borrower hereby acknowledges having received an executed copy of this Agreement and waives all rights to receive from Lender a copy of any financing statement, financing statement (transition), financing change statement or verification statement filed at any time in respect of Borrower and / or the Collateral.

46. FURTHER ASSURANCES

Borrower will execute, acknowledge, register, record, publish or file, as the case may be, all such further documents and do all such further acts as may be reasonably requested by Lender or necessary or proper to carry out more effectively the purposes of this Agreement , to protect Lender’s rights herein or therein and to perfect, protect, preserve and render opposable in all applicable jurisdictions, Lender’s interest in all Collateral.

47. NOTICE

Any Communication must be in writing and either:

(a)	personally delivered;

(b)	sent by prepaid registered mail; or

(c)	sent by e-mail or functionally equivalent electronic means of communication, charges (if any) prepaid.

Any Communication must be sent to the intended recipient at its address set out in the Disclosure Statement or at any other address as any party may from time to time advise the other by Communication given in accordance with this Section 48. Any Communication delivered to the party to whom it is addressed will be deemed to have been given and received on the day it is so delivered at that party’s address, provided that if that day is not a Business Day then the Communication will be deemed to have been given and received on the next Business Day. Any Communication transmitted by email or other equivalent form of electronic communication will be deemed to have been given and received on the day on which it was transmitted (but if the Communication is transmitted on a day which is not a Business Day or after 5:00 p.m. (local time of Lender)), the Communication will be deemed to have been received on the next Business Day. Any Communication given by registered mail will be deemed to have been received on the fifth Business Day after which it is so mailed. If a strike or lockout of postal employees is then in effect, or generally known to be impending, every Communication must be effected by personal delivery or by facsimile, email or functionally equivalent electronic transmission.

Any Communication sent to Lender shall additionally be sent by carbon copy to its counsel HMB Legal Counsel at the address set out below:

HMB Legal Counsel

500 West Madison, Suite 3700

Chicago, Illinois 60661

Attn: Ati P. Khatri

Email: akhatri@hmblaw.com

With a copy to:

Notices@foundrydigital.com
Attn: Legal

48. RELATIONSHIP OF THE PARTIES

Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of a partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Borrower and Lender.

49. MISCELLANEOUS

(a)	If any provision shall be held to be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired. Without prejudice to the ability of Lender to enforce this Agreement and all Loan Documents in any other proper jurisdiction, Borrower irrevocably submits to the jurisdiction of any court of competent jurisdiction as set forth in Section 51 for any action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby and Borrower irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.

(b)	For the purposes of this Agreement, a rate of interest is or is to be calculated on the basis of a period which is less than a full calendar year, the yearly rate of interest to which the said rate is equivalent is the said rate multiplied by the actual number of days in the calendar year for which such calculation is made and divided by the number of days in such period.

(c)	This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

(d)	Time is of the essence hereof.

(e)	The failure of or delay by Lender to enforce an obligation or exercise a right or remedy under any provision of this Agreement or to exercise any election in this Agreement shall not be construed as a waiver of such provision, and the waiver of a particular obligation in one circumstance will not prevent Lender from subsequently requiring compliance with the obligation or exercising the right or remedy in the future. No waiver or modification by Lender of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by Lender.

(f)	This Agreement, and all other Loan Documents shall be binding upon and enure to the benefit of the parties hereto or thereto and their heirs, executors, administrators, successors and permitted assigns. Borrower may not assign this Agreement and the other Loan Documents or any obligations, rights and / or interests hereunder or thereunder without the prior written consent of Lender. Lender may without the consent of Borrower sell, assign or otherwise dispose of its obligations, rights and / or interests in, or grant a security interest in, this Agreement, the Collateral and/or the Collateral individually or together, in whole or in part. If Borrower is given written notice of any such sale, assignment, other disposition or grant of a security interest, it shall immediately make all applicable Blended Payments and other amounts hereunder or thereunder directly to the applicable transferee. Borrower consents to Lender disclosing to any actual or potential transferee any information regarding Borrower in the possession of Lender.

(g)	Where there shall be more than one Borrower, their obligations hereunder shall be joint and several.

(h)	Each provision of this Agreement is distinct and severable. If any provision of this Agreement, in whole or in part, is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement, or the legality, validity or enforceability of that provision in any other jurisdiction.

(i)	This Agreement may be executed and delivered by the Parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument.

(j)	Lender and Borrower confirm that they have expressly required that this Agreement, all Schedules and all Related Documents be drafted in English.

50. GOVERNING LAW

(a)	THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT EXCLUDING, TO THE EXTENT APPLICABLE, PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF NEW YORK, WHICH SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.

(b)	TO INDUCE LENDER TO ACCEPT THIS AGREEMENT, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE COLLATERAL HELD IN THE UNITED STATES SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(c)	BORROWER AND LENDER EACH HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE INDEBTEDNESS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Signature Page Follows

Dated as of the date first written above: January 27, 2021

COSMOS INFRASTRUCTURE LLC Per:

Per:	/s/ James Manning
Name: James Manning
Title: CEO

Per:	/s/ Liam Wilson
Name: Liam Wilson
Title: COO

FOUNDRY DIGITAL LLC

Per:	/s/ Mike Colyer
Name: Mike Colyer
Title: CEO

SCHEDULE “A”
Payment Schedule

= Customer Input field = Genesis Inputs

Inputs		Payment Summary
Equipment Purchase Amount	$1,320,000	Total Principal Payment	$1,056,000.00
Down Payment (%)	20%	Total Interest Payment	$137,940.00
Down Payment ($)	$264,000
Initial Loan Size	$1,056,000	Total Cost + Principal	$1,193,940.00
Tenor (mo)	18
Payments Per Year	12
Machine Cost	$2,640	Machine Type	MicroBT M30S
Price per Terahash Average	$30.00	Hashrate (Th)	88
Number of Machines Purchased	500	Power Consumption (Watts)	3344
Interest Rate (% ann)	16.5%
		J/TH	38.00
Price of Machine including financing	$2,916	Negotiated purchase price ($/TH)	$30.00
Price of Machine Delta Average	$276	Number of Machines	500
Delta Price per Terahash Average	$3.14	Machine Cost	$2,640.00
Total % increase in Machine cost	10.5%
Payment Lag (mo) (0, 1 or 2 month options)*	0	Expected Delivery Date	2/1/2020
Loan Start Date	1/27/2021	Total Hash Power (PH)	44
Total Payment Time	18
		Shipping and Duties per Unit	$256.56
		Shipping and Duties Total	$128,280.00

Start	Date	Month	Cycle (Days)	Principal Balance	Principal Pmt	Interest Pmt	Total Pmt
1/27/2021	2/26/2021	1	30.00	$1,056,000.00	$58,666.67	$14,520.00	$73,186.67
2/26/2021	3/28/2021	2	30.00	$997,333.33	$58,666.67	$13,713.33	$72,380.00
3/28/2021	4/27/2021	3	30.00	$938,666.67	$58,666.67	$12,906.67	$71,573.33
4/27/2021	5/27/2021	4	30.00	$880,000.00	$58,666.67	$12,100.00	$70,766.67
5/27/2021	6/26/2021	5	30.00	$821,333.33	$58,666.67	$11,293.33	$69,960.00
6/26/2021	7/26/2021	6	30.00	$762,666.67	$58,666.67	$10,486.67	$69,153.33
7/26/2021	8/25/2021	7	30.00	$704,000.00	$58,666.67	$9,680.00	$68,346.67
8/25/2021	9/24/2021	8	30.00	$645,333.33	$58,666.67	$8,873.33	$67,540.00
9/24/2021	10/24/2021	9	30.00	$586,666.67	$58,666.67	$8,066.67	$66,733.33
10/24/2021	11/23/2021	10	30.00	$528,000.00	$58,666.67	$7,260.00	$65,926.67
11/23/2021	12/23/2021	11	30.00	$469,333.33	$58,666.67	$6,453.33	$65,120.00
12/23/2021	1/22/2022	12	30.00	$410,666.67	$58,666.67	$5,646.67	$64,313.33
1/22/2022	2/21/2022	13	30.00	$352,000.00	$58,666.67	$4,840.00	$63,506.67
2/21/2022	3/23/2022	14	30.00	$293,333.33	$58,666.67	$4,033.33	$62,700.00
3/23/2022	4/22/2022	15	30.00	$234,666.67	$58,666.67	$3,226.67	$61,893.33
4/22/2022	5/22/2022	16	30.00	$176,000.00	$58,666.67	$2,420.00	$61,086.67
5/22/2022	6/21/2022	17	30.00	$117,333.33	$58,666.67	$1,613.33	$60,280.00
6/21/2022	7/29/2022	18	38.00	$58,666.67	$58,666.67	$806.67	$59,473.33

SCHEDULE “B”

DESCRIPTION OF PROPERTY

(500) units

Manufacturer: MicroBT
Model: Whatsminer M30S
Average TH: 88

Serial Numbers to Follow

Schedule “C”

Material Agreements.

Compute North Co-Location Agreement dated June 29, 2019.

Schedule “D”

Previously Approved Mining Strategy.

Current strategy is to mine and liquidate.

Schedule “E”

Supplemental Property

None.